Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI Reports Third Quarter 2012 Results

For Immediate Release

Friday, November 9, 2012

Charlotte, N.C. --- Polymer Group, Inc. (“PGI” or the “Company”) reported results of operations for the third quarter and nine months ended September 29, 2012.

As previously announced, Polymer Group, Inc. finalized the merger with an affiliate of the Blackstone Group, along with co-investors and certain members of the Company’s management (the “Merger”), on January 28, 2011, and became a privately held company.

In this press release, prior-year nine month results, which include the January 2 to January 28, 2011, and January 29 to October 1, 2011, periods, have been combined. The combined presentation does not comply with United States generally accepted accounting principles (“GAAP”) but is presented because we believe it provides the most meaningful comparison of our financial results. Included in the release is a reconciliation of the GAAP presentation to the combined presentation.

Further, as a result of our new organizational structure and to reflect how the overall business is now managed, in the second quarter of 2012 we made a change in our reportable segments to reflect the combination of the United States and Latin America Nonwovens segments into the Americas Nonwovens segment.

Third Quarter 2012 Highlights:

•	Volume Growth in Americas and Asia Contributes to Top Line Results

◦
Total sales volumes grew 3.9% compared with the prior-year period, and were up 1.7% excluding volumes from the Colombia operations that were disrupted in fiscal year 2011. The year-over-year volume growth reflected contributions of new capacity in the Americas and Asia, combined with improved demand in healthcare and certain industrial markets.

◦
Lower selling prices from the pass-through of lower raw material costs, unfavorable market pricing trends, and the impact from the unfavorable effect of foreign currency translation were partially offset by the underlying volume growth.

◦	Net sales for the third quarter of 2012 were $290.1 million compared with $315.5 million for the third quarter of 2011 and $296.2 million in the second quarter of 2012.

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PGI Reports Third Quarter 2012 Results

November 9, 2012

•	Profitability Up on Favorable Raw Material Cost Environment

◦
Gross profit increased 6.1% year-over-year to $52.0 million for the third quarter of 2012 compared with $49.0 million in the third quarter of 2011 and was up 12.1% compared to $46.4 million in the second quarter of 2012.

◦
Unit profit was positively impacted by a more favorable raw material environment, resulting in lower raw material costs relative to sales prices, as well as by year-over-year efficiencies from operations in carded operations in the Americas and continued cost controls that resulted in lower SG&A costs. These benefits were somewhat offset by increased lease expense associated with the new line in Virginia, higher depreciation expense and foreign currency translation compared to the prior year period and an out-of-period adjustment for a value-added tax (“VAT”) liability in China.

◦
Adjusted EBITDA for the third quarter of 2012 was $37.2 million compared with $35.7 million in the third quarter of 2011 and $29.1 million in the second quarter of 2012. Adjusted EBITDA, a non-GAAP financial measure, is defined and reconciled to net income below.

•	Growth Investments and New Global Operating Structure are Improving Positioning in Highly Competitive Environment

◦	New investments in Suzhou, China and Waynesboro, Virginia contributed year-over-year and sequential growth in volume and sales.

◦
The redesigned organizational structure is complete with the new “Global Growth & Innovation Group” focused on matching resources with existing growth opportunities as well as identifying and developing new applications of PGI technologies and capabilities.

◦	The new organizational structure is on pace for $11 million to $13 million of annualized savings in fiscal year 2013.

•	Strong Cash Generation and Disciplined Working Capital Management Continues

◦	Liquidity remained strong with cash balances of $95.1 million as of quarter end.

◦	Operating working capital improved year-over-year to 3.6% of net sales as of September 29, 2012 compared with 5.3% of net sales in the prior year period.

PGI’s chief executive officer, Veronica (Ronee) M. Hagen, stated, “We demonstrated strong profitability in the third quarter as expected, assisted by a favorable raw material cost environment, continued improvement in cost controls and the initial benefits from our new global operating structure. I’m pleased with the incremental volume gains and sequential growth in the quarter, particularly in the Americas and Asia, as we continue to navigate industry overcapacity in the global hygiene markets and foreign currency headwinds.”

THIRD QUARTER 2012 RESULTS

Net sales for the third quarter of 2012 were $290.1 million compared with $315.5 million for the third quarter of 2011 and $296.2 million in the second quarter of 2012. The year-over-year volume growth that was primarily achieved in the healthcare and industrial market segments was more than offset by lower sales price/mix from the Nonwovens segments and unfavorable foreign currency translation rates. Foreign currency translation rates negatively impacted sales by approximately $12.2 million compared with the third quarter of 2011.

Gross profit was $52.0 million for the third quarter of 2012 compared with $49.0 million in the third quarter of 2011 and $46.4 million in the second quarter of 2012. Gross profit margin for the quarter was 17.9% compared to 15.7% the prior quarter and 15.5% in the third quarter of 2011. The year-over-

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PGI Reports Third Quarter 2012 Results

November 9, 2012

year increase in gross profit was predominately due to higher net spreads of $5.3 million (difference between the change in raw material costs and selling price/mix) as raw material costs declined during the quarter, higher volumes related to the contributions from the new lines in Americas and Asia (including improvements from the disruption in operations during 2011 at our Colombia facility), partially offset by an increase in lease expense associated with the new spunmelt line installed in the U.S., the increase in depreciation associated with the new spunmelt manufacturing lines in the U.S. and China, and a $1.3 million out-of-period adjustment recognized in the third quarter of 2012 associated with a VAT liability in China. Raw material costs were lower by $30.6 million, partially offset by decreases in sales price/mix of $25.3 million from the pass-through of lower raw material costs associated with both index-based selling agreements and market-based pricing trends, and changes in product mix. Raw material costs decreased through the third quarter of 2012, but have shown moderate increases to date in the fourth quarter of 2012. As a result, the company expects raw material costs to be a headwind to profitability in the fourth quarter.

The quarter-over-quarter increase of $5.6 million in gross profit was due primarily to the more favorable raw material environment, resulting in lower raw material costs partially offset by a relative increase in selling price changes due to the effect of competitive selling pressures from excess industry capacity in several regions. These changes, in addition to the impact of sales and mix changes from the second quarter of 2012 to the third quarter of 2012, favorably impacted gross profit by approximately $4.9 million. Sales volumes were 2.8% higher in the third quarter of 2012 compared with the second quarter of 2012, contributing to a $1.8 million increase. Increases in manufacturing costs, primarily due to the previously mentioned out-of-period adjustment associated with a VAT liability in China, and higher depreciation expense during the quarter, were offset by favorable foreign currency movements.

Operating income for the third quarter of 2012 was $17.4 million compared with operating income of $11.4 million in the third quarter of 2011 and operating income of $2.6 million in the second quarter of 2012. Of the $6.0 million year-over-year increase in operating income, net spread resulted in an improvement of $5.3 million, and the net impact of the increase in volumes contributed to an increase of $3.7 million. This was partially offset by higher manufacturing costs in the Americas region of $2.1 million primarily related to the additional lease expense associated with a new U.S. spunmelt line, and higher costs in our Asia region of $1.8 million due to the previously mentioned $1.3 million VAT adjustment and higher costs due to the qualification of new products on the new healthcare line, partially offset by improvement in underlying operating efficiencies. Other changes included a year-over-year decrease in selling, general and administrative costs of $1.5 million, a positive impact of $0.7 million due to a favorable change in foreign currency, $0.1 million of lower purchase accounting adjustments associated with 2011 step-up of inventory values, partially offset by $0.3 million due to higher special charges, and a $0.7 million increase in depreciation and amortization expense that was primarily associated with the new spunmelt manufacturing lines installed in fiscal 2011. The $1.5 million year-over-year decrease in selling, general and administrative costs was principally due to a $1.3 million decrease due to foreign currency movements and $0.2 million lower spending in other categories due to cost control initiatives.

Special charges for the third quarter of 2012 were $1.7 million and consisted of: $0.9 million of employee termination and severance expenses associated with our plant realignment cost initiatives; and $0.8 million of employee termination expenses, professional consulting fees, employee relocation and recruitment fees, and other professional and administrative costs associated with our internal redesign and restructuring of global operations initiative.

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PGI Reports Third Quarter 2012 Results

November 9, 2012

After recognizing $2.6 million of income tax expense, the company reported net income for the third quarter of 2012 of $1.4 million compared with a net loss of $9.2 million in the third quarter of 2011 and a net loss of $12.1 million in the second quarter of 2012.

NINE MONTHS ENDED SEPTEMBER 29, 2012, AND OCTOBER 1, 2011 (COMBINED) RESULTS

Net sales for the nine months ended September 29, 2012 were $881.5 million compared with $895.6 million for the nine months ended October 1, 2011. The decrease was due to lower selling prices as a result of lower raw material costs and unfavorable movements in foreign currency translation rates, partially offset by higher volumes in the company’s Nonwovens segments; of which $33.2 million was associated with higher volumes at our Colombia facility compared to the prior year when our facility was impacted by the flood at the location, with increases in all regions, and higher volumes and higher price/mix in the Oriented Polymers segment.
Gross profit for the nine months ended September 29, 2012 was $151.6 million compared with $138.4 million for the nine months ended October 1, 2011. The increase was primarily the result of the absence of $11.8 million of purchase accounting adjustments in 2011 primarily associated with the stepped-up inventory values and higher volume related to the disruption in operations during 2011 at our Colombia facility, offset by an increase in lease expense associated with the new spunmelt line installed in the U.S., the increase in depreciation associated with the new spunmelt manufacturing lines in the U.S. and China and an out-of-period adjustment recognized in the third quarter of 2012. Net spread resulted in an improvement in gross profit of $5.7million, as raw material costs were lower by $43.6 million, but were partially offset by decreases in sales price/mix of $37.9 million from the pass-through of lower raw material costs associated with both index-based selling agreements and market-based pricing trends, and changes in product mix.
The company reported operating income for the nine months ended September 29, 2012 of $37.1 million compared with an operating loss of $24.1 million for the nine months ended October 1, 2011. Of the $61.2 million improvement in the year-over-year operating income, $37.4 million was due to lower special charges, primarily associated with costs resulting from the Merger, partially offset by the costs resulting from the internal redesign and restructuring of global operations initiative. The net impact of the increase in volumes due to the disruptions in fiscal 2011 at our Colombia facility, combined with other changes in the business, resulted in an increase in operating income due to volume of $12.8 million. Our net spread resulted in an increase of $5.7 million in 2012 compared to 2011. We incurred $11.8 million of lower purchase accounting adjustments primarily associated with the 2011 step-up of inventory values. Manufacturing costs were $6.9 million higher due primarily to $6.2 million of additional lease expense associated with the new spunmelt manufacturing line in the U.S. and increases in Asia due to the $1.3 million out-of-period adjustment in the third quarter of 2012 and the qualification of new products on the new healthcare line in China, partially offset by improvements in the U.S. carded business and improved operating efficiencies in Asia. The $7.5 million year-over-year decrease in selling, general and administrative costs was principally due to a $3.6 million decrease due to foreign currency movements; $2.7 million of lower incentive and stock compensation expense; a $1.6 million decrease in salaries and benefits and employee travel and entertainment expenses due to cost reduction initiatives; a $0.6 million decrease in volume-related expenses and $0.1 million lower spending in other categories; partially offset by $1.1 million of higher outside information services costs.
After recognizing $5.9 million of income tax expense, the company reported a net loss for the nine months ended September 29, 2012 of $11.0 million compared with a net loss attributable to PGI of $73.0 million for the nine months ended October 1, 2011.
FINANCIAL METRICS

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PGI Reports Third Quarter 2012 Results

November 9, 2012

Net debt (defined as total debt less cash balances) as of September 29, 2012 was $511.2 million compared with $527.7 million as of December 31, 2011. Capital expenditures for the third quarter were $10.5 million. Operating working capital (defined as accounts receivable plus inventories less trade accounts payable and accrued liabilities) was $41.8 million as of September 29, 2012, or 3.6% of third quarter 2012 annualized sales, compared with $66.5 million as of October 1, 2011, or 5.3% of third quarter 2011 annualized sales.

ADJUSTED EBITDA

Adjusted EBITDA for the third quarter of 2012 was $37.2 million compared with $35.7 million in the third quarter of 2011 and $29.1 million in the second quarter of 2012 due primarily to higher volumes in all regions, coupled with the impact of the pass-through of lower raw material costs on sales/price mix, offset by the absence of a proforma addback in the prior-year period reflecting the annualized incremental contribution from the company’s Colombia operations prior to the flood, the impact from the higher lease expense associated with the company’s new line in Waynesboro, Virginia, and the impact of the Asia VAT adjustment.

NON-GAAP FINANCIAL MEASURES

As more fully described in the company’s Annual Report on Form 10-K, the Merger was accounted for in accordance with GAAP for business combinations. Accordingly, our accounting for the Merger required that the purchase accounting treatment of the Merger be “pushed down”, resulting in the adjustment of all of our net assets to their respective fair values as of the Merger date of January 28, 2011. Although we continued as the same legal entity after the Merger, the application of push down accounting represents the termination of the old reporting entity and the creation of a new reporting entity. Accordingly, the two entities are not presented on a consistent basis of accounting. As a result, our consolidated financial statements for 2011 are presented for the period from January 29, 2011 through October 1, 2011 for the new reporting entity succeeding the Merger (the “Successor”), and for the period from January 2, 2011 through January 28, 2011 for the old reporting entity preceding the Merger (the “Predecessor”). The combined presentation in this press release is a “non-GAAP financial measure” and does not comply with GAAP, but is presented because we believe it provides the most meaningful comparison of our results. The results of the Successor are not comparable to the results of the Predecessor due to the difference in basis of presentation of purchase accounting as compared to historical cost.

Adjusted EBITDA (as defined below) is used in this release as a “non-GAAP financial measure,” which is a measure of the company’s financial performance that is different from measures calculated and presented in accordance with GAAP within the meaning of applicable Securities and Exchange Commission rules. A non-GAAP financial measure, such as EBITDA or Adjusted EBITDA, should not be viewed as an alternative to GAAP measures of performance such as (1) net income determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. The calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

As defined in the company’s indenture and credit agreements, Adjusted EBITDA is generally calculated as net income (loss) before interest expense, income and franchise taxes and depreciation and amortization, further adjusted to exclude the effects of currency and certain unusual, non-cash, non-recurring and other items permitted in calculating covenant compliance under the indenture governing the Senior Secured Notes and the credit agreement governing our ABL facility. With certain exceptions, it is also generally consistent with the metric used by management as a performance measurement for certain performance-based incentive compensation plans. In addition, the company considers Adjusted

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PGI Reports Third Quarter 2012 Results

November 9, 2012

EBITDA an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

Included in this release are reconciliations of the GAAP presentation to the combined presentation for the nine months ended October 1, 2011 and a reconciliation of net loss to Adjusted EBITDA, which illustrates the differences in these measures of operating performance.

Polymer Group, Inc. is a global, technology-driven developer, producer and marketer of engineered materials, and one of the world's leading producers of nonwovens. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 13 manufacturing and converting facilities in 9 countries throughout the world.

EARNINGS CONFERENCE CALL

PGI will conduct an investor conference call, including presentation slides, starting at 10:30 a.m. ET on Tuesday, November 13, 2012. A live webcast of the conference call and presentation material can be accessed by visiting PGI's investor relations website at www.polymergroupinc.com. The number to call for the live interactive teleconference is (866) 202-3048 or (617) 213-8843 and entering the passcode, 74201757. A replay of the conference call will be available until November 20, 2012, by dialing (888) 286-8010 or (617) 801-6888 and entering the passcode, 63201172. Shortly after the conclusion of the conference call, a webcast replay will be made available at www.polymergroupinc.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward‑looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward‑looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; the ability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; the ability to achieve successful or timely start-up of new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

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PGI Reports Third Quarter 2012 Results

November 9, 2012

For further information, please contact:
Dennis Norman            Cliff Bridges
Chief Financial Officer        Sr. Director, Corporate Communications
(704) 697-5186            (704) 697-5168
normand@pginw.com            bridgesc@pginw.com

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PGI Reports Third Quarter 2012 Results

November 9, 2012

POLYMER GROUP, INC.
Consolidated Statements of Operations (Unaudited)
Three Months Ended September 29, 2012,
Three Months Ended June 30, 2012, and
Three Months Ended October 1, 2011
(In Thousands)

	Successor
	Three Months Ended September 29, 2012	Three Months Ended June 30, 2012	Three Months Ended October 1, 2011

Net sales	$290,097	$296,244	$315,498
Cost of goods sold	238,123	249,825	266,509
Gross profit	51,974	46,419	48,989
Selling, general and administrative expenses	33,044	35,180	34,516
Special charges, net	1,732	8,753	1,399
Other operating (income) loss, net	(235)	(159)	1,691
Operating income	17,433	2,645	11,383
Other expense:
Interest expense, net	12,487	12,738	12,866
Foreign currency and other loss, net	999	3,160	2,886
Income (loss) before income tax expense and discontinued operations	3,947	(13,253)	(4,369)
Income tax expense (benefit)	2,593	(1,159)	936
Income (loss) from continuing operations	1,354	(12,094)	(5,305)
Discontinued operations:
Loss from operations of discontinued business	—	—	(3,363)
Loss on sale of discontinued operations	—	—	(520)
Loss from discontinued operations, net of tax	—	—	(3,883)
Net income (loss)	$1,354	$(12,094)	$(9,188)

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PGI Reports Third Quarter 2012 Results

November 9, 2012

POLYMER GROUP, INC.
Consolidated Statements of Operations (Unaudited)
Nine Months Ended September 29, 2012,
Eight Months Ended October 1, 2011 and
One Month Ended January 28, 2011
(In Thousands)

	Successor		Predecessor
	Nine Months Ended September 29, 2012	Eight Months Ended October 1, 2011	One Month Ended January 28, 2011

Net sales	$881,512	$810,992	$84,606
Cost of goods sold	729,932	688,683	68,531
Gross profit	151,580	122,309	16,075
Selling, general and administrative expenses	102,354	98,338	11,564
Special charges, net	12,904	29,467	20,824
Other operating (income) loss, net	(754)	2,892	(564)
Operating income (loss)	37,076	(8,388)	(15,749)
Other expense:
Interest expense, net	38,074	33,513	1,922
Foreign currency and other loss, net	4,095	4,249	82
Loss before income tax expense and discontinued operations	(5,093)	(46,150)	(17,753)
Income tax expense	5,912	1,614	549
Loss from continuing operations	(11,005)	(47,764)	(18,302)
Discontinued operations:
(Loss) income from operations of discontinued business	—	(6,192)	182
Loss on sale of discontinued operations	—	(735)	—
(Loss) income from discontinued operations, net of tax	—	(6,927)	182
Net loss	(11,005)	(54,691)	(18,120)
Net income attributable to noncontrolling interests	—	(59)	(83)
Net loss attributable to Polymer Group, Inc.	$(11,005)	$(54,750)	$(18,203)

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PGI Reports Third Quarter 2012 Results

November 9, 2012

POLYMER GROUP, INC.
Consolidated Statements of Operations (Unaudited)
Combined*

(In Thousands)

	Predecessor	Successor	Combined*
	January 2, 2011 to January 28, 2011	January 29, 2011 to October 1, 2011	January 1, 2011 to October 1, 2011

Net sales	$84,606	$810,992	$895,598
Cost of goods sold	68,531	688,683	757,214
Gross profit	16,075	122,309	138,384
Selling, general and administrative expenses	11,564	98,338	109,902
Special charges, net	20,824	29,467	50,291
Other operating (income) loss, net	(564)	2,892	2,328
Operating loss	(15,749)	(8,388)	(24,137)
Other expense:
Interest expense, net	1,922	33,513	35,435
Foreign currency and other loss, net	82	4,249	4,331
Loss before income tax expense and discontinued operations	(17,753)	(46,150)	(63,903)
Income tax expense	549	1,614	2,163
Loss from continuing operations	(18,302)	(47,764)	(66,066)
Discontinued operations:

Income (loss) from operations of discontinued business	182	(6,192)	(6,010)
Loss on sale of discontinued operations	—	(735)	(735)
Income (loss) from discontinued operations, net of tax	182	(6,927)	(6,745)
Net loss	(18,120)	(54,691)	(72,811)
Net income attributable to noncontrolling interests	(83)	(59)	(142)
Net loss attributable to Polymer Group, Inc.	$(18,203)	$(54,750)	$(72,953)

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PGI Reports Third Quarter 2012 Results

November 9, 2012

POLYMER GROUP, INC.
Condensed Consolidated Balance Sheets
(In Thousands)

	(Unaudited)
	September 29,	December 31,
	2012	2011

ASSETS

Current assets:
Cash and cash equivalents	$95,099	$72,742
Accounts receivable, net	131,331	141,172
Inventories, net	98,809	103,911
Other current assets	42,619	40,448
Total current assets	367,858	358,273

Property, plant and equipment, net	482,002	493,352
Goodwill and intangible assets, net	157,794	164,297
Other noncurrent assets	42,916	44,656
Total assets	$1,050,570	$1,060,578

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$188,335	$190,516
Current portion of long-term debt and short-term borrowings	12,596	12,592
Other current liabilities	4,614	2,714
Total current liabilities	205,545	205,822

Long-term debt	593,725	587,853
Other noncurrent liabilities	75,358	79,606
Total liabilities	874,628	873,281

Total equity	175,942	187,297
Total liabilities and equity	$1,050,570	$1,060,578

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PGI Reports Third Quarter 2012 Results

November 9, 2012

POLYMER GROUP, INC.
Selected Financial Data (Unaudited)
(In Thousands)

	Successor
	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	September 29,	June 30,	October 1,
	2012	2012	2011
Selected Financial Data

Depreciation and amortization expense included in operating income	$16,402	$15,840	$15,798

Noncash compensation costs included in operating income	$207	$209	$206

Amortization of loan acquisition costs	$686	$685	$684

Capital expenditures	$10,516	$16,318	$20,172

U.S. manufacturing line operating lease expense	$2,067	$2,067	$—

Special charges, net

Restructuring and plant realignment costs	$1,753	$8,311	$262
Blackstone Acquisition Costs	2	89	909
Colombia flood	—	—	36
Other	(23)	353	192

Special charges, net	$1,732	$8,753	$1,399

Other operating (income) loss, net including Foreign Currency (Income) Loss

Americas Nonwovens	$(302)	$(57)	$(366)
Europe Nonwovens	(218)	443	(94)
Asia Nonwovens	(187)	(189)	—
Oriented Polymers	458	(346)	—
Unallocated Corporate, net of eliminations	14	(10)	2,151

Other operating (income) loss, net including Foreign Currency (Income) Loss	$(235)	$(159)	$1,691

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PGI Reports Third Quarter 2012 Results

November 9, 2012

	Successor
	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	September 29,	June 30,	October 1,
	2012	2012	2011
Adjusted EBITDA

The following table reconciles Adjusted EBITDA to net loss for the periods presented:

Net loss	$1,354	$(12,094)	$(9,188)
Loss from discontinued operations	—	—	3,363
Loss from sale of discontinued operations	—	—	520
Interest expense, net	12,487	12,739	12,866
Income and franchise tax expense (benefit)	2,661	(1,005)	962
Depreciation & amortization	16,402	15,840	15,764
Adjustments resulting from application from purchase accounting	191	254	383
Non-cash compensation	202	215	205
Special charges	1,732	8,753	1,399
Foreign currency and other non-operating loss, net	764	3,000	4,776
Severance and relocation expenses	200	410	836
Unusual or non-recurring charges, net	305	—	(36)
Business optimization expense	137	286	171
Management, monitoring and advisory fees	750	750	812
Annualized incremental contribution from Cali, Colombia spunmelt lines	—	—	2,891

Adjusted EBITDA	$37,185	$29,148	$35,724

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PGI Reports Third Quarter 2012 Results

November 9, 2012

		Combined*
	Nine Months	Nine Months
	Ended	Ended
	September 29,	October 1,
	2012	2011
Selected Financial Data

Depreciation and amortization expense included in operating income	$47,410	$42,578

Noncash compensation costs included in operating income	$620	$14,278

Amortization of loan acquisition costs	$2,056	$1,896

Capital expenditures	$40,146	$62,161

U.S. manufacturing line operating lease expense	$6,202	$—

Special charges, net

Restructuring and plant realignment costs	$11,811	$1,507
Blackstone Acquisition Costs	452	32,459
Accelerated vesting of share-based awards	—	12,694
Colombia flood	57	2,360
Other	584	1,271

Special charges, net	$12,904	$50,291

Other operating (income) loss, net including Foreign Currency (Income) Loss

Americas Nonwovens	$(609)	$(235)
Europe Nonwovens	36	(279)
Asia Nonwovens	(314)	—
Oriented Polymers	133	—
Unallocated Corporate, net of eliminations	—	2,842

Other operating (income) loss, net including Foreign Currency (Income) Loss	$(754)	$2,328

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PGI Reports Third Quarter 2012 Results

November 9, 2012

		Combined*
	Nine Months	Nine Months
	Ended	Ended
	September 29,	October 1,
	2012	2011
Adjusted EBITDA

The following table reconciles Adjusted EBITDA to net loss for the periods presented:

Net loss	$(11,005)	$(72,953)
(Income) loss from discontinued operations	—	6,010
Loss from sale of discontinued operations	—	735
Net income attributable to noncontrolling interest	—	142
Interest expense, net	38,074	35,435
Income and franchise tax expense	6,150	2,600
Depreciation & amortization	47,410	42,470
Adjustments resulting from application from purchase accounting	706	14,632
Non-cash compensation	621	1,606
Special charges	12,904	50,291
Foreign currency and other non-operating loss, net	3,343	7,192
Severance and relocation expenses	1,377	1,984
Unusual or non-recurring charges, net	411	511
Business optimization expense	842	408
Management, monitoring and advisory fees	2,250	2,187
Impact of the Spain lease	—	419
Annualized incremental contribution from Cali, Colombia spunmelt lines	—	13,358
Public company costs	—	183

Adjusted EBITDA	$103,083	$107,210

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PGI Reports Third Quarter 2012 Results

November 9, 2012

	Last Twelve	Last Twelve
	Months Ended	Months Ended
	September 29,	December 31,
Adjusted EBITDA	2012	2011

The following table reconciles Adjusted EBITDA to net loss for the periods presented:

Net loss	$(32,424)	$(94,374)
(Income) loss from discontinued operations	(645)	5,365
Loss from sale of discontinued operations	—	735
Net income attributable to noncontrolling interest	—	141
Interest expense, net	50,969	48,330
Income and franchise tax benefit	1,272	(2,278)
Depreciation & amortization	63,063	58,124
Adjustments resulting from application from purchase accounting	1,947	15,873
Non-cash compensation	802	1,787
Special charges	24,782	62,170
Foreign currency and other non-operating loss, net	17,665	21,514
Severance and relocation expenses	1,797	2,403
Unusual or non-recurring charges, net	1,189	1,287
Businss optimization expense	954	523
Management, monitoring and advisory fees	3,063	3,000
Impact of the Spain lease	—	419
Annualized incremental contribution from Cali, Colombia spunmelt lines	2,334	15,692
Public company costs	—	183

Adjusted EBITDA	$136,768	$140,894

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